EXHIBIT 16



October 30, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re:    Front Porch Digital Inc.

Dear Sirs:

We have reviewed Item 4 - Change in Registrant's Certifying Accountant, of the Current Report on Form 8-K dated October 24, 2003 of Front Porch Digital Inc. and are in agreement with the statements contained in paragraphs (a)(i),
(a)(ii), (a)(iv) and (a)(v) on page 2 therein. We have no basis to agree or disagree with other statements of the Registrant contained therein or in paragraph (b).

                                          /s/ ERNST & YOUNG LLP
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